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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of BP p.l.c. and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England
February 27, 2002